SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:	March 31, 2004

INTERSTATE GENERAL COMPANY, L.P.
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

2 West Washington Street

P.O. Box 1280

Middleburg, VA 20118
(Address of principal executive offices)(Zip Code)

(540) 687-3177

(Registrant's telephone number, including area code)
Item 7.	Financial Statements and Exhibits
(c)	Exhibits.

	99.1	The Registrant's Press Release dated March 30, 2004

The information included in this Current Report, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to "Item 12, Disclosure of Results of Operations and Financial Condition" and not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act.

Item 12.	Result of Operations and Financial Condition

On March 30, 2004, Interstate General Company (the "Company") (IGC) (AMEX; PCX) released a press release announcing its financial results for the year ended December 31, 2003. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Signature	Title	Date

/s/ James J. Wilson	Chairman, Chief Executive Officer, and Director	Dated: March 31, 2004

/s/ Mark Augenblick	President, Vice Chairman, and Director	Dated: March 31, 2004

/s/ Sheri Raleigh	Assistant Vice President and Controller	Dated: March 31, 2004

/s/ Ernst Ringle	Director	Dated: March 31, 2004

/s/ John H. Gibbons	Director	Dated: March 31, 2004

Exhibit 99.1
IGC REPORTS 2003 YEAR-END RESULTS

FOR IMMEDIATE RELEASE March 30, 2004	CONTACT Mark Augenblick (540) 687-3177

Middleburg, VA - Interstate General Company L.P. ("IGC") (AMEX: IGC; PCX) today reported a loss for the year ended December 31, 2003 of $5,933,000, or $2.80 per unit. This compares to a loss of $3,749,000, or $1.79 per unit in 2002. Revenues for 2003 were $2,680,000, down from $4,576,000 in 2002.

On January 20, 2004, IGC's Chairman and CEO, James J. Wilson, summarized the company's status and challenges in a letter to all unitholders. IGC's business plan last year and in the future is to continue to develop and sell its land assets to fund the activities of its affiliated companies, IWT/CWT, which develop and plan to own solid waste recycling facilities using an environmentally superior technology in use in Europe and Japan.

Real Estate.

IGC is seeking an equity investor for its Brandywine project in Prince Georges County, Maryland. A potential investor has expressed interest, and Management will be meeting with this investor shortly. Funds obtained will be used for operating capital.

IGC is planning for a 404-unit apartment project on approximately 30 acres of land in its Towne Center South property. Applications for land use permits have been filed with Charles County. The Company is working with a lender to meet its requirements for an interim land loan to pay off a portion of its existing mortgage on Towne Center South. Management expects to sell the project to a third party once the preliminary plan is approved by the County.

IGC expects to close on a one-acre parcel in Towne Center South on March 31, 2004. The parcel will be sold for $550,000, less certain development costs. The State Of Maryland Transportation Authority continues to process the acquisition offer for a "Park and Ride" site owned by IGC near its Towne Center South property. Management expects to sell the parcel for approximately $2 million, with closing anticipated in 2004.

Waste Recycling Projects.

Management believes CWT's Puerto Rico project is progressing. On January 15, 2004, the Municipality of San Juan signed a letter of intent to become a project co-sponsor and to negotiate a solid waste processing agreement. If agreement is reached, San Juan alone will require approximately 30% of the waste facility's capacity. On March 8, 2004, the Puerto Rico Power Authority (PREPA) confirmed in writing its intent to negotiate a power purchase agreement as required by the Public Utility Regulatory Policies Act (PURPA). The company is in discussions with a respected Puerto Rico investment bank and a major New York investment bank to raise the funds to complete the financing requests for this project.

The electric utility in the U. S. Virgin Islands continues to refuse to negotiate a power purchase agreement despite its contractual and legal obligation and a Public Service Commission Order to that effect. The Company is considering bringing suit to compel the utility to meet its obligations. Meanwhile, IGC has written off its Virgin Islands capitalized expenses of $2,869,000 effective December 31, 2003.

The company previously elected to suspend all development efforts in Costa Rica and write off its capitalized expenses of $883,000 effective December 31, 2003.

Financial Position.

Mr. Wilson's January 20, 2004 letter to unitholders summarized IGC's current financial position. In short, with the exception of Puerto Rico, IGC is not able to fund waste project development efforts, pending outside project-by-project investor funding. IGC's first priority is to obtain an equity investor(s) for its Puerto Rico project.

On the real estate side, IGC's two priorities are, (a) obtain an equity investor in its Brandywine project, and (b) complete land permitting for its Towne Center South apartment project and refinance the underlying 30-acre parcel.

The Company received a "going concern" qualification in the opinion of its independent auditors for its 2002 financial statements. The Company has received a similar qualification in its independent auditor's opinion for its 2003 financial statements. The Company expects to incur further losses in 2004 and to be severely constrained financially unless and until an equity investor is obtained for its Brandywine project and development equity is obtained for its Puerto Rico waste project.

This press release contains forward-looking statements. Investors are cautioned that all forward-looking statements involve risks, uncertainties, and other factors that could cause actual results to differ materially from those in the forward-looking statement. Forward-looking statements are related to anticipated revenues, gross margins, earnings, and the growth of the market for our products. Numerous factors could cause results to differ, including but not limited to changes in market demand and acceptance of company facilities, impact of competitive facilities and pricing, dependence on third party suppliers, changes in government regulations, and the normal cyclical nature of the real estate and development economy. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it gives no assurance that its expectations will be attained. For more information, please refer to the Company's Form 10-KSB on file with the Securities and Exchange Commission.

IGC's Form 10-KSB will be available via the Internet at http://igclp.com shortly after it is filed.

Interstate General Company, L.P. Financial Highlights
	For the Year Ended
	12/31/03	12/31/02

Revenues	$2,680,000	$4,576,000
Expenses	8,607,000	8,324,000
Loss before minority interest	(5,927,000)	(3,748,000)
Minority interest expense	(6,000)	(1,000)

Net Loss	(5,933,000)	(3,749,000)

Basic and Fully Diluted Net Loss per Limited Unit	(2.80)	(1.79)

Weighted Average Limited Partner Units Outstanding	2,101,000	2,072,000

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